                                                                   EXHIBIT 4(b)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   PACIFICORP
                            (AN OREGON CORPORATION)

                                       TO

                         MORGAN GUARANTY TRUST COMPANY
                                  OF NEW YORK
             (SUCCESSOR CORPORATE TRUSTEE TO BANKERS TRUST COMPANY)

                                AS TRUSTEE UNDER PACIFIC POWER &
                                  LIGHT COMPANY'S MORTGAGE AND
                                  DEED OF TRUST, DATED AS OF
                                  JULY 1, 1947

                             ---------------------

                      FIFTY-SECOND SUPPLEMENTAL INDENTURE
                            DATED AS OF JUNE 1, 1994

                SUPPLEMENTAL TO PACIFIC POWER & LIGHT COMPANY'S
                           MORTGAGE AND DEED OF TRUST
                            DATED AS OF JULY 1, 1947

                             ---------------------

      THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A TRANSMITTING UTILITY
          THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                      FIFTY-SECOND SUPPLEMENTAL INDENTURE

    THIS INDENTURE, dated as of the first day of June, 1994 (hereinafter referred to as the "Fifty-second Supplemental Indenture") is made as a supplement to that certain Mortgage and Deed of Trust, dated as of July 1, 1947, as heretofore amended and supplemented (hereinafter referred to as the "Mortgage"), executed and delivered by Pacific Power & Light Company, a Maine corporation that heretofore changed its name to PacifiCorp (hereinafter referred to as the "Original Mortgagor").

    This Fifty-second Supplemental Indenture is entered into by and between (a) PACIFICORP, a corporation of the State of Oregon into which the Original Mortgagor heretofore was merged, whose address is 700 NE Multnomah, Portland, Oregon 97232 (hereinafter referred to as the "Company"); and (b) MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation whose address is 60 Wall Street, New York, New York 10260 (hereinafter referred to as "Corporate Trustee" or "Trustee").

    WHEREAS, the Mortgage (including all indentures supplemental thereto) was recorded in the official records of the States of California, Idaho, Montana, Oregon, Utah, Washington and Wyoming and various counties within said states in which this Fifty-second Supplemental Indenture is to be recorded, and was filed as a financing statement in accordance with the Uniform Commercial Codes of each of said states; and

    WHEREAS, the Original Mortgagor executed, delivered, recorded and filed its Supplemental Indentures as follows:

                              DATED AS OF
                       -------------------------
First                  April 1, 1950
Second                 March 1, 1952
Third                  September 1, 1952
Fourth                 April 1, 1954
Fifth                  August 1, 1954
Sixth                  October 1, 1955
Seventh                January 1, 1957
Eighth                 September 1, 1957
Ninth                  January 1, 1958
Tenth                  July 1, 1958
Eleventh               September 1, 1960

                              DATED AS OF
                       -------------------------
Twelfth                June 22, 1961
Thirteenth             April 1, 1962
Fourteenth             December 1, 1962
Fifteenth              April 1, 1963
Sixteenth              August 1, 1963
Seventeenth            October 1, 1964
Eighteenth             October 1, 1965
Nineteenth             December 15, 1967
Twentieth              May 1, 1969
Twenty-first           November 1, 1969
Twenty-second          July 1, 1970
Twenty-third           February 1, 1971
Twenty-fourth          October 1, 1971
Twenty-fifth           October 1, 1972
Twenty-sixth           January 1, 1974
Twenty-seventh         October 1, 1974
Twenty-eighth          May 1, 1975
Twenty-ninth           January 1, 1976
Thirtieth              July 1, 1976
Thirty-first           December 1, 1976
Thirty-second          January 1, 1977
Thirty-third           November 1, 1977
Thirty-fourth          April 1, 1979
Thirty-fifth           October 1, 1980
Thirty-sixth           March 1, 1981
Thirty-seventh         October 15, 1981
Thirty-eighth          August 1, 1982
Thirty-ninth           April 1, 1983
Fortieth               March 1, 1986
Forty-first            July 1, 1986
Forty-second           July 1, 1987;

and

    WHEREAS, the Original  Mortgagor has heretofore  issued, in accordance  with
the    provisions   of    the   Mortgage,   bonds    entitled   and   designated

First Mortgage Bonds, of the Series and in the principal amounts as follows:

                                                                AGGREGATE
                                                             PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL
           SERIES                              DUE DATE           ISSUED        AMOUNT OUTSTANDING
           -------------------------------  --------------  ------------------  -------------------
1.         First--3 1/4%                              1977   $      38,000,000                   0
2.         Second--3%                                 1980           9,000,000                   0
3.         Third--3 5/8%                              1982          12,500,000                   0
4.         Fourth--3 3/4%                         9/1/1982           7,500,000                   0
5.         Fifth--3 3/8%                              1984           8,000,000                   0
6.         Sixth--3 1/2%                          8/1/1984          30,000,000                   0
7.         Seventh--3 5/8%                            1985          10,000,000                   0
8.         Eighth--5 3/8%                             1987          12,000,000                   0
9.         Ninth--5 3/4%                          9/1/1987          20,000,000                   0
10.        Tenth--4 1/4%                              1988          15,000,000                   0
11.        Eleventh--4 3/8%                       7/1/1988          20,000,000                   0
12.        Twelfth--5 1/8%                            1990          20,000,000                   0
13.        Thirteenth--4 3/4%                         1992          35,000,000                   0
14.        Fourteenth--4 1/2%                    12/1/1992          32,000,000                   0
15.        Fifteenth--3 5/8%                     11/1/1974          11,434,000                   0
16.        Sixteenth--3 5/8%                      4/1/1978           4,500,000                   0
17.        Seventeenth--3 3/8%                    8/1/1979           4,951,000                   0
18.        Eighteenth--4 1/8%                     6/1/1981           5,849,000                   0
19.        Nineteenth--4 1/8%                    10/1/1982           6,157,000                   0
20.        Twentieth--3 3/4%                      3/1/1984           8,659,000                   0
21.        Twenty-first--4 3/8%                   5/1/1986          14,454,000                   0
22.        Twenty-second--4 5/8%                      1993          30,000,000                   0
23.        Twenty-third--4 5/8%                       1994          30,000,000   $      20,261,000
24.        Twenty-fourth--5%                          1995          30,000,000          14,168,000
25.        Twenty-fifth--8%                           1999          25,000,000                   0
26.        Twenty-sixth--8 3/4%                  11/1/1999          20,000,000                   0
27.        Twenty-seventh--9 5/8%                     2000          25,000,000                   0
28.        Twenty-eighth--7 7/8%                      2001          40,000,000                   0
29.        Twenty-ninth--8%                      10/1/2001          35,000,000                   0
30.        Thirtieth--7 3/4%                          2002          30,000,000          19,744,000
31.        Thirty-first--8 3/8%                       2004          60,000,000                   0
32.        Thirty-second--9 7/8%                      1983          70,000,000                   0
33.        Thirty-third--10 3/4%                      1990          60,000,000                   0
34.        Thirty-fourth--10%                         2006          75,000,000                   0
35.        Thirty-fifth--7 3/4%                   7/1/2006          35,000,000                   0
36.        Thirty-sixth--8 5/8%                  12/1/2006          50,000,000                   0

                                                                AGGREGATE
                                                             PRINCIPAL AMOUNT   AGGREGATE PRINCIPAL
           SERIES                              DUE DATE           ISSUED        AMOUNT OUTSTANDING
           -------------------------------  --------------  ------------------  -------------------
37.        Thirty-seventh--6 3/8%                 1/1/2007   $      17,000,000   $       8,190,000
38.        Thirty-eighth--8 7/8%                 11/1/2007         100,000,000                   0
39.        Thirty-ninth--10 1/4%                      2009         100,000,000                   0
40.        Fortieth--14 3/4%                          2010          50,000,000                   0
41.        Forty-first--15 5/8%                       1991          75,000,000                   0
42.        Forty-second--18%                    10/15/1991         100,000,000                   0
43.        Forty-third--Adjustable Rate          11/1/2002          50,000,000          13,234,000
44.        Forty-fourth--12 5/8%                      2013         100,000,000                   0
45.        Forty-fifth--8 5/8%                    3/1/1996          80,000,000                   0
46.        Forty-sixth--8 1/2%                    7/1/1996          75,000,000                   0
47.        Forty-seventh--9 3/8%                      1997          50,000,000          50,000,000;

and

    WHEREAS, the Original Mortgagor entered into a Reorganization Agreement and Plan of Merger dated August 12, 1987, as amended, pursuant to which, among other things, the Original Mortgagor was merged into the Company as of January 9, 1989, upon such terms as fully to preserve and in no respect to impair the Lien or security of the Mortgage or any of the rights or powers of the trustees or the bondholders thereunder; and

    WHEREAS, pursuant to Article XVI of the Mortgage, the Company executed, delivered, recorded and filed its Forty-third Supplemental Indenture dated as of January 9, 1989, whereby the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage, in accordance with the provisions of said bonds and coupons and the Mortgage, and agreed to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Original Mortgagor, and whereby Bankers Trust Company was appointed Corporate Trustee in succession to Morgan Guaranty Trust Company of New York, resigned, under the Mortgage, and James F. Conlan was appointed Co-Trustee in succession to R.E. Sparrow, resigned, under the Mortgage; and

    WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                             DATED AS OF
                      -------------------------
Forty-fourth          March 31, 1989
Forty-fifth           December 29, 1989
Forty-sixth           March 31, 1991;

and

    WHEREAS, pursuant to said Forty-sixth Supplemental Indenture, Morgan Guaranty Trust Company of New York was appointed Corporate Trustee in succession to Bankers Trust Company, resigned, under the Mortgage and James F. Conlan (the "Resigning Co-Trustee") resigned as Co-Trustee under the Mortgage and all the right, title and powers of the Resigning Co-Trustee devolved upon the Corporate Trustee and its successors alone until such time as a successor to the Resigning Co-Trustee shall be appointed; and

    WHEREAS, the Company executed, delivered, recorded and filed additional Supplemental Indentures to the Mortgage as follows:

                             DATED AS OF
                      -------------------------
Forty-seventh         December 31, 1991
Forty-eighth          March 15, 1992
Forty-ninth           July 31, 1992
Fiftieth              March 15, 1993
Fifty-first           November 1, 1993;

and

    Whereas,   the  Company  has  heretofore  issued,  in  accordance  with  the provisions of the Mortgage, bonds entitled and designated First Mortgage Bonds, of the Series and in the principal amounts as follows:

                                                                    AGGREGATE          AGGREGATE
                                                                PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
           SERIES                                  DUE DATE          ISSUED           OUTSTANDING
           ------------------------------------  -------------  -----------------  -----------------
48.        Forty-eighth--Medium-Term Notes,            various  $     125,000,000  $     125,000,000
           Series A
49.        Forty-ninth--Medium-Term Notes,             various        100,000,000         87,500,000
           Series B
50.        Fiftieth--Medium-Term Notes, Series         various        150,000,000        144,714,391
           C
51.        Fifty-first--Medium-Term Notes,             various        125,000,000        125,000,000
           Series D
52.        Fifty-second--C-U                           various        125,216,000        118,235,000
53.        Fifty-third--Medium-Term Notes,             various        250,000,000        250,000,000
           Series E
54.        Fifty-fourth --                            4/1/2005         75,000,000         75,000,000
55.        Fifty-fifth--Medium-Term Notes,             various        250,000,000        250,000,000
           Series F
56.        Fifty-sixth--E-L                            various         35,600,000         35,600,000;

and

    WHEREAS, in addition to the property described in the Mortgage, the Company has acquired certain other property, rights and interests in property; and

    WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds, if any, of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage, as supplemented, as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

    WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may (to the extent permitted by law) be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder and provide that a breach thereof shall be equivalent to a default under the Mortgage, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, or may (in lieu of establishment by Resolution as provided in Section 8 of the Mortgage) establish the terms and provisions of any series of bonds other than the First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and the Trustee is further authorized by said Section 120 to join with the Company in the execution of such instrument or instruments, and such instrument, executed and acknowledged as aforesaid, shall be delivered to the Trustee, and thereupon any modification of the provisions of the Mortgage therein set forth, authorized by said Section 120, shall be binding upon the parties to the Mortgage, their successors and assigns, and the holders of the bonds and coupons thereby secured; provided, however, anything therein contained to the contrary notwithstanding, said Section 120 shall not be construed to permit any act, waiver, surrender or restriction adversely affecting any bonds then Outstanding under the Mortgage; and

    WHEREAS, in Section 42 of the Mortgage the Original Mortgagor covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the Lien of the Mortgage any property thereafter acquired, made or constructed and intended to be subject to the Lien thereof, and to transfer to any new trustee or trustees or co-trustee or co-trustees, the estates, powers, instruments or funds held in trust thereunder; and

    WHEREAS, the Company now desires to create a new series of bonds and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it; and

    WHEREAS, the execution and delivery by the Company of this Fifty-second Supplemental Indenture has been duly authorized by the Board of Directors of the Company by appropriate Resolutions;

    NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                                   ARTICLE I

                                GRANTING CLAUSES

    The Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further assurance of the estate, title and rights of the Trustee under the Mortgage and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect, and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of such bonds, and to confirm the Lien of the Mortgage on certain after-acquired property, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto Morgan Guaranty Trust Company of New York as Trustee under the Mortgage, and to its successor or successors in said trust, and to said Trustee and its successors and assigns forever, all property, real, personal and mixed acquired by the Company after the date of the Mortgage, subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto, of the kind or nature specifically mentioned in Article XXI of the Mortgage or of any other kind or nature (except any herein or in the Mortgage expressly excepted) now owned, or, subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including the properties described in Article V hereof, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio, television and air conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric, gas, and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to public or private property, real or personal, or the occupancy of such property and (except as herein or in the Mortgage expressly excepted) all right, title and interest the Company may now have or may hereafter acquire in and to any and all property of any kind or nature wheresoever situated;

    And the Company does hereby confirm that the Company will not cause or consent to a partition, either voluntarily or through legal proceedings, of property subject to the Lien of the Mortgage whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common, except as permitted by and in conformity with the provisions of the Mortgage and particularly of Article XI thereof;

    TOGETHER WITH and all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforementioned property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or (subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto) may hereafter acquire in and to the aforementioned property and franchises and every part and parcel thereof.

    IT IS HEREBY AGREED by the Company that, subject to the provisions of subsection (I) of Section 87 of the Mortgage and Section 2.02 of the Forty-third Supplemental Indenture thereto, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage, and as fully embraced within the Lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby;

    Provided that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the Lien and operation of the Mortgage, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business; fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; all aircraft, tractors, rolling stock, trolley coaches, buses, motor coaches, automobiles, motor trucks, and other vehicles and materials and supplies held for the purpose of repairing or replacing (in whole or part) any of the same; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; the Company's contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may be or become subject to the Lien of the Mortgage; (5) electric energy, gas, steam, water, ice and other materials or products generated, manufactured, stored, produced, purchased or acquired by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties and all Natural Gas and Oil Production Property, as defined in Section 4 of the Mortgage; and (6) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

    TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Morgan Guaranty Trust Company of New York as Trustee, and its successors and assigns forever;

    IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Mortgage, this Fifty-second Supplemental Indenture being supplemental to the Mortgage;

    AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property hereinbefore described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee under the Mortgage and the beneficiaries of the trust with respect to said property, and to the Trustee under the Mortgage and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Mortgage as a part of the property therein stated to be conveyed.

                                   ARTICLE II

                         FIFTY-SEVENTH SERIES OF BONDS

    SECTION 2.01. There shall be a series of bonds designated "First Mortgage Bond Medium-Term Notes, Series G" (herein sometimes referred to as the
"Fifty-seventh  Series"), each  of which shall  also bear  the descriptive title
First Mortgage Bond, and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Fifty-seventh Series shall mature on the maturity date or dates, and in principal amounts corresponding to the principal amounts, of first mortgage and collateral trust bonds designated "Secured Medium-Term Notes, Series G," issued under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Morgan Guaranty Trust Company of New York, as trustee, on the basis of such bonds of the Fifty-seventh

Series. Bonds of the Fifty-seventh Series shall be issued as fully registered bonds in the denomination of One Thousand Dollars and, at the option of the Company, in any multiple or multiples of One Thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof); they shall bear no interest; and the principal of each such bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Bonds of the Fifty-seventh Series shall be dated as in Section 10 of the Mortgage provided.

     (I) Bonds of the Fifty-seventh Series shall be redeemable either at the option of the Company or pursuant to the requirements of the Mortgage, as supplemented (including, among other things, the provisions of Sections 39, 64 or 87 of the Mortgage or with the Proceeds of Released Property), in whole at any time, or in part from time to time, prior to maturity at a redemption price equal to 100.0% of the principal amount thereof.

    (II) At the option of the registered owner, any bonds of the Fifty-seventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

    Bonds of the Fifty-seventh Series shall be transferable (subject to the provisions of Section 12 of the Mortgage and to the limitations set forth in this Fifty-second Supplemental Indenture), upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York. Upon any transfer or exchange of bonds of the Fifty-seventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in
Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of the Fifty-seventh Series.

    The Trustee may conclusively presume that the obligation of the Company to pay the principal of the bonds of the Fifty-seventh Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, to Morgan Guaranty Trust Company of New York, as trustee, signed by the President, a Vice President, an Assistant Vice President or a Trust Officer of such trustee, stating that interest or principal due and payable on any bonds issued under said Mortgage and Deed of Trust has not been fully paid and specifying the amount of funds required to make such payment.

    Bonds of the Fifty-seventh Series shall be initially issued in the name of Morgan Guaranty Trust Company of New York, as trustee under the Company's Mortgage and Deed of Trust, dated as of January 9, 1989, as amended and supplemented, and shall not be transferable, except to any successor trustee under said Mortgage and Deed of Trust.

    After the execution and delivery of this Fifty-second Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as supplemented, it is contemplated that there shall be issued bonds of the Fifty-seventh Series in an aggregate principal amount not to exceed Two Hundred and Fifty Million Dollars ($250,000,000).

                                  ARTICLE III

               THE COMPANY RESERVES THE RIGHT TO AMEND PROVISIONS
              REGARDING PROPERTIES EXCEPTED FROM LIEN OF MORTGAGE

    SECTION 3.01. The Company reserves the right, without any consent or other action by holders of bonds of the Fifty-fourth Series, or any series of bonds subsequently created under the Mortgage (including the bonds of the Fifty-seventh Series), to make such amendments to the Mortgage, as heretofore amended and supplemented, as shall be necessary in order to amend the first proviso to the granting clause of the Mortgage, which proviso sets forth the properties excepted from the Lien of the Mortgage, to add a new exception (7) which shall read as follows:

    "(7) allowances allocated to steam-electric generating plants owned by the Company or in which the Company has interests, pursuant to Title IV of the Clean Air Act Amendments of 1990, Pub. L. 101-549, Nov. 15, 1990, 104 Stat. 2399, 42 USC Section 7651, ET SEQ., as now in effect or as hereafter supplemented or amended."

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

    SECTION 4.01. The right, if any, of the Company to assert the defense of usury against a holder or holders of bonds of the Fifty-seventh Series, or any subsequent series shall be determined only under the laws of the State of New York.

    SECTION 4.02. The terms defined in the Mortgage shall, for all purposes of this Fifty-second Supplemental Indenture, have the meanings specified in the Mortgage.

    SECTION 4.03. The Trustee hereby accepts the trusts declared, provided, created or supplemented in the Mortgage and herein, and agrees to perform the same upon the terms and conditions set forth herein and in the Mortgage, and upon the following terms and conditions:

    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifty-second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this Fifty-second Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Fifty-second Supplemental Indenture.

    SECTION 4.04. Whenever in this Fifty-second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Fifty-second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

    SECTION 4.05. Nothing in this Fifty-second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Fifty-second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Fifty-second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

    SECTION 4.06. This Fifty-second Supplemental Indenture shall be executed in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

                                   ARTICLE V

                        SPECIFIC DESCRIPTION OF PROPERTY

    The following described properties of the Company, owned as of the date hereof, and used (or held for future development and use) in connection with the Pacific Power Division of the Company's electric utility systems, or for other purposes, as hereinafter indicated, respectively:

                 C--ELECTRIC SUBSTATIONS AND SWITCHING STATIONS

    All of the following described real property in the States of Oregon, Washington and Wyoming used by the Company in connection with the operation and maintenance of the electric substations hereinafter designated:

C-205--HOLLADAY SUBSTATION

    Land in MULTNOMAH County, State of OREGON

        C-205 ITEM 3: A tract of land located in Section 35, Township 1 North, Range 1 East, W.M., described as follows:

        Parcel 1 of partition Plat No. 1992-20 in the City of Portland (Commonly known as the East Half of Lots 5 and 6 of Block 76 of Holladay's Addition to East Portland).

C-340--LAKEPORT SUBSTATION

    Lands in KLAMATH County, State of OREGON

    Land additional to and adjoining the tract described in C-340 Item, described as follows:

        C-340 ITEM 2: A tract of land situate in the Northeast Quarter of the Southeast Quarter of Section 19, Township 38 South, Range 9 East of the Willamette Meridian, described as follows:

        Beginning at a point which is north a distance of 2564.5 feet and west a distance of 1337.2 feet from the iron axle which marks the southeast corner of Section 19, said point of beginning also being on the southerly right of way of Front Street (now known as Hank's Street) which point is 30.0 feet east of the northeast corner of Block 2, Klamath Lake Addition, as shown on the official plat of said Klamath Lake Addition on file in the County Clerk's office in Klamath County, Oregon; and running south along the 1/16 line on the west side of the northeast quarter of the southeast quarter of said Section 19, a distance  of 220.0  feet to  the true  point of  beginning; thence north
       70 DEG. 53' east a distance of 232.3 feet; thence north 36 DEG. 12'  east to  the south right of way  line of Lakeport Blvd., thence southeasterly along said right of way line to the northwest corner of that property conveyed to Ralph Smith and Alice Smith, husband and wife and William Smith and Wendell Smith, and described as Parcel 2 in Deed Volume 215 at page 170, Deed Records of Klamath County, Oregon, thence southerly along the westerly line of said Deed Volume 215 at page 170, Deed Records of Klamath County, Oregon to the southwest corner thereof, thence west to the southeast corner of that certain property described in Deed Volume 285 on page 444, Deed Records of Klamath County, Oregon, said point being west 210 feet from the west line of the northeast quarter of the southeast quarter of said Section 19; thence north 260 feet to the northeast corner of that certain property described in Deed Volume 296, page 177, Deed Records of Klamath County, Oregon, thence west along the north line of said Deed Volume 210 feet to the west line of the northeast quarter of the southeast quarter of said Section 19, thence north along said west line to the point of beginning.

C-425--VOELKER SUBSTATION

    Lands in YAKIMA County, State of WASHINGTON

        C-425 ITEM: A tract of land in Section 30, Township 13 North, Range 19 East, Willamette Meridian, described as follows:

        That portion of Parcel "B" of Short Plat recorded in Book 91 of Short Plats, Page 121, under Auditor's File No. 2937427, Records of Yakima County, Washington, described as follows:

        Beginning  at a point on the west line of said Parcel "B", a distance of
        58.00 feet south, from the northwest corner thereof; thence north 0 DEG. 5' 30" west, a distance of 58.00 feet to said northwest corner; thence north 89 DEG. 46' 12" east, reference bearing, along the north line of said Parcel "B", to the northeast corner thereof; thence south 19 DEG. 25' 35" east, along the east line of said Parcel "B", a distance of
        350.30 feet, to the southeast corner thereof; thence north 90 DEG. 00' 00" west along the south line of said Parcel "B", and said south line extended, a distance of 375.00 feet; thence north 19 DEG. 25' 35" west, a  distance of  287.30 feet more  or less  to a point  which bears north
       89 DEG. 46' 12" east of the point of beginning; thence south 89 DEG.  46'
        12"  west,  a distance  of  154.42 feet  more or  less  to the  point of beginning.

C-426--BIG THREE SUBSTATION

    Lands in NATRONA County, State of WYOMING

        C-426 ITEM: That part of the Big Three Addition to the City of Casper land situated in the Northeast Quarter of the Southeast Quarter and the Southeast Quarter of the Southeast Quarter of Section 7, Township 33 North, Range 79 West, 6th Principal Meridian, described as follows:

        Beginning at the southwest corner of said Big Three Addition; thence north 33 DEG. 30' 11" east a distance of 275.99 feet along the west line of said Big Three Addition to the northwest corner of the parcel being described; thence north 89 DEG. 45' 07" east a distance of 332.29 feet along a line parallel to the south line of said Big Three Addition to the northeast corner of the parcel being described; thence south 8 DEG. 02' 31" west a distance of 177.53 feet along a line parallel to the east line of said Big Three Addition to a point; thence north 78 DEG. 10' 00" west a distance of 10.13 feet to a point; thence south 6 DEG. 40' 00" west a distance of 56.33 feet to a point on the south line of said Big Three Addition; thence south 89 DEG. 45' 07" west a distance of 443.34 feet along the south line of said Big Three Addition to the point of beginning.

C-427--CHERRY LANE SUBSTATION

    Lands in JEFFERSON County, State of OREGON

        C-427 ITEM: A parcel of land in the Southwest Quarter of the Southwest Quarter of Section 25, Township 10 South, Range 13 East of the Willamette Meridian, described as follows:

        Beginning at the southwest section corner of said Section 25; thence along the south line of said Section 25, south 89 DEG. 24' 45" east,
        945.54 feet to a point on said south line that bears north 89 DEG. 24' 45" west, 380.10 feet from the southeast corner of said southwest quarter of the southwest quarter for a true point of beginning; thence perpendicular to said south line north 00 DEG. 35' 15" east, 380.00 feet to a point; thence parallel with said south line south 89 DEG. 24' 45" east, 376.51 feet to a point on the east line of said southwest quarter of the southwest quarter; thence along said east line south 00 DEG. 02' 44" west, 380.02 feet to the southeast corner of said southwest quarter of the southwest quarter; thence along said south line north 89 DEG. 24' 45" west, 380.10 feet to the true point of beginning.

C-428--DAIRY SUBSTATION

    Lands in KLAMATH County, State of OREGON

        C-428 ITEM: A parcel of land located in Section 25, Township 38 South, Range 10 East of the Willamette Meridian, described as follows:

        Commencing at a 1/2" iron pin monumenting the east quarter corner of said Section 25; thence south 00 DEG. 30' 58" west, along the west boundary of Section 31 in Township 38 South, Range 11 1/2 East 286.38 feet to a 5/8" iron pin monumenting the northwest corner of Government
        Lot 2 in said Section 31 for  the true point of beginning; thence  south
       88  DEG. 56' 11" east, along the north boundary of said Lot 2, a distance of 490.09 feet to a 5/8" iron pin monumenting northeast corner  thereof;
        thence South 00 DEG. 30' 33" west, along the east boundary of said Lot 2, a distance of 176.22 feet to a 5/8" iron pin witness monument; thence continue along said east lot boundary, south 00 DEG. 30' 33" west 10.00 feet to intersect the northerly right of way line of the Klamath Falls-Lakeview Highway No. 140; thence south 87 DEG. 50' 04" west, along said right of way line 490.63 feet to intersect the aforesaid west boundary of Section 31; thence north 00 DEG. 30' 58" east along said west boundary, 10.00 feet to a 5/8" iron pin witness monument; thence continue along said west boundary, north 00 DEG. 30' 58" east 203.87 feet to the true point of beginning.

        Saving and excepting therefrom that parcel conveyed to California Oregon Power Company by Deed recorded March 21, 1952, in Deed Volume 253 on page 538, records of Klamath County, Oregon.

                              H--OFFICE BUILDINGS

    The following office and service centers of the Company in the State of Oregon include the following described real property:

H-46--PORTLAND OFFICE BUILDING (LLOYD TOWER CENTER)

    In MULTNOMAH County, State of OREGON

        H-46 ITEM: All of Blocks 94 through 99, inclusive, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, together with those portions of N.E. Wasco Street as vacated by Ordinance No. 106007; and of N.E. Clackamas Street as vacated by Ordinance No. 41807 and of N.E. 8th Avenue as vacated by Ordinance No.'s 41806 and 106007, which inured thereto, EXCEPTING THEREFROM the north 10 feet of Blocks 96 and 97 and that portion of vacated N.E. 8th Avenue which inured thereto; the east 10 feet of Blocks 97, 98 and 99 and those portions of vacated N.E. Wasco Street and vacated N.E. Clackamas Street which inured thereto; the south 10 feet of Blocks 94 and 99 and that portion of vacated N.E. 8th Avenue which inured thereto; and the west 10 feet of Blocks 94, 95 and 96 and those portions of vacated N.E. Wasco Street and vacated N.E. Clackamas Street which inured thereto as deeded to the

        City of Portland for street purposes by Book 1373, Page 1220, recorded August 9, 1979, and by Book 1863, Page 141, recorded September 20, 1957; together with appurtenant rights created by a Bridge Easement Agreement dated December 3, 1986 between Lloyd Corporation, Ltd., a California corporation and SI-Lloyd Associates Limited Partnership, an Indiana limited partnership recorded December 3, 1986 in Book 1960, Page 636 and amended by Amendment and Restatement of Easement Agreement recorded February 18, 1987 in Book 1980, Page 2864, and by instrument recorded October 23, 1990 in Book 2355, Page 1856, Deed Records of Multnomah County.

H-47--PORTLAND COMPUTER CENTER (WASCO BUILDING)

    In MULTNOMAH County, State of OREGON

        H-47 ITEM: Block 70, HOLLADAY'S ADDITION TO EAST PORTLAND, in the City of Portland, EXCEPTING THEREFROM the west 10 feet of Lots 1, 2, 3 and 4 taken for the widening of N.E. Union Avenue.

                          J--MISCELLANEOUS REAL ESTATE

    All of the following described real property of the Company located in the State of Oregon held for future use as transmission line rights of way, namely:

J-42--LANDS IN JOSEPHINE COUNTY, STATE OF OREGON

    J-42 ITEM 2: A tract of land situated in the Southeast Quarter of Section 19, Township 36 South, Range 5 West, of the Willamette Meridian, described as follows:

        Beginning at a point which is 1755 feet north and 1302 feet east of the south quarter corner of said Section, said point being on the west boundary of the county road; thence north 106 feet, more or less, to the southeast corner of a parcel of land conveyed to the Union Oil Company, by Deed recorded in Deed Book 54, at page 454; thence west 203 feet to the center of irrigation ditch;

        thence south 10 DEG. 20' 00" east along the center of said ditch 107.64 feet to a point west of the point of beginning; thence east 184 feet to the point of beginning.

        LESS AND EXCEPT that portion lying within relocated 6th Street as described in Final Order in Case No. 77-557-L, Josephine County Court Records.

J-59--LANDS IN JACKSON COUNTY, STATE OF OREGON

    J-59 ITEM: The Southwest Quarter, the West Half of the Southeast Quarter, and Lots 3 and 4 of Section 35, Township 36 South, Range 1 West of the Willamette Meridian.

J-60--LANDS IN JACKSON COUNTY, STATE OF OREGON

    J-60 ITEM: Tracts 35-56 inclusive and Tracts 64 and 65 of ELEVEN-EIGHTY ORCHARD TRACT, according to the official plat recorded in Jackson County.

    IN WITNESS WHEREOF, PACIFICORP has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents, and its corporate seal to be attested to by its Secretary or one of its Assistant Secretaries; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or one of its Assistant Vice Presidents, and its corporate seal to be attested to by one of its Assistant Secretaries; all as of the day and year first above written.

[SEAL]                                  PACIFICORP

                                                    By      RICHARD T. O'BRIEN
                                               -------------------------------
                                                    Vice President
Attest:

             JOHN M. SCHWEITZER
  ----------------------------------
         Assistant Secretary

                                        MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK
[SEAL]                                  as Successor Corporate Trustee

                                                       By         JOHN W. COLE
                                               -------------------------------
             Vice President

Attest:

                 DIANA M. HILS
  ----------------------------------
         Assistant Secretary

STATE OF OREGON
COUNTY OF MULTNOMAH      ss.:

    On this 13th day of July, 1994, before me, LEE ANN PETRIE, a Notary Public in and for the State of Oregon, personally appeared RICHARD T. O'BRIEN and JOHN
M. SCHWEITZER, known to me to be a Vice President and an Assistant Secretary, respectively, of PACIFICORP, an Oregon corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                    LEE ANN PETRIE
                                          ----------------------------------
                                        My commission expires: April 16, 1996
[SEAL]                                      Residing at: Portland, Oregon

STATE OF NEW YORK
COUNTY OF NEW YORK       ss.:

    On this 6th day of July, 1994, before me, MARION I. PEARSON, a Notary Public in and for the State of New York, personally appeared JOHN W. COLE and DIANA M. HILS, known to me to be a Vice President and Assistant Secretary, respectively, of MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, who being duly sworn, stated that the seal affixed to the foregoing instrument is the corporate seal of said corporation and acknowledged this instrument to be the free, voluntary and in all respects duly and properly authorized act and deed of said corporation.

    IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

                                                  MARION I. PEARSON
                                          ----------------------------------
                                           Notary Public, State of New York
                                                    No. 41-4964033
                                              Qualified in Queens County
[SEAL]